Exhibit 99.1

{LOGO} Gentiva
       HEALTH SERVICES

--------------------------------------------------------------------------------

Press Release

Financial and Investor Contact:
         John R. Potapchuk
         631-501-7035
         john.potapchuk@gentiva.com

Media Contact:
         David Fluhrer
         631-501-7102
         david.fluhrer@gentiva.com

FOR IMMEDIATE RELEASE

    Gentiva Health Services Reports Second Quarter Net Revenue Growth of 6.6%
                     and Diluted Earnings Per Share of $0.19

  Company Reports Cash Items and Investments of Nearly $102 Million at Quarter
                 End and Completion of Stock Repurchase Program

Melville, N.Y., August 5, 2003--Gentiva Health Services, Inc. (NASDAQ: GTIV), the nation's largest provider of home health services, today announced second quarter 2003 financial results marked by a 6.6% increase in net revenues from the second quarter of 2002, diluted earnings per share (EPS) of $0.19 and a strong balance sheet with quarter-end cash items and short-term investments of nearly $102 million.

      Net revenues for the quarter ended June 29, 2003 were $208.4 million compared to $195.6 million from continuing operations reported in the second quarter of 2002. Each major payor group -- Medicare, Medicaid and other government, and commercial insurance and other - contributed to the revenue growth, with commercial insurance representing the largest increase - 9% -- due in part to the impact of contracts signed in early 2003.

      Net income for the second quarter of 2003 was $5.2 million, or $0.19 per diluted share, compared to net income of $151.3 million, or $5.79 per share, for the corresponding period of 2002. The second quarter 2002 results included income from discontinued operations of $185.0 million, or $7.08 per diluted share, related to both the operating results of Gentiva's Specialty

              3 Huntington Quadrangle, 2S, Melville, NY 11747-8903

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                                       2

Pharmaceutical Services (SPS) business and the gain on its June 2002 sale, net of related transaction costs and income taxes. Excluding these discontinued operations, the Company's reported net loss for the second quarter of 2002 was $33.7 million, or $1.29 per diluted share, including restructuring and special charges (see Note 3 below), and net of an income tax benefit of $12.3 million.

      For the six months ended June 29, 2003, net revenues were $410.5 million, up 5.7% from the $388.4 million reported in the corresponding period of 2002. Net income for the first six months of 2003 was $10.4 million, or $0.38 per diluted share, compared with a loss of $57.9 million, or $2.23 per share, for the corresponding period of 2002. Excluding the aforementioned discontinued operations and the cumulative effect of the accounting change relating to goodwill in 2002, the net loss from continuing operations for the first six months of 2002 was $59.6 million, or $2.29 per diluted share, including restructuring and special charges. (See Note 3 below.)

      "The second quarter and first six months of 2003 were marked by revenue growth, and improvements in gross margin and net income, as we moved ahead with a number of initiatives capitalizing on opportunities in home health care," said Chairman and CEO Ron Malone, who cited these examples:

o Expanding Gentiva's Nursing sales force over the past year to focus on revenue generation through more contacts with physicians, case managers and discharge planners;

o Implementing recent Gentiva's CareCentrix(R) managed care contracts in a continuing drive to help more managed care organizations improve patient care, satisfy their members and control costs;

o Advancing initiatives leading to deployment of new proprietary software and handheld devices to boost efficiencies and enhance patient care;

o Strengthening caregiver recruitment and retention, including the recent launch of new health benefits programs for caregivers; and

o Advocating Medicare reform legislation favorable to elderly patients and industry efforts to bring high quality care to Medicare recipients.

      "Beginning in late May," he added, "Gentiva went into the open market to repurchase shares of its common stock, as we said we would do following our Board's authorization announced on May 16, 2003. As of June 29, 2003, we spent nearly $8 million to repurchase over 871,000 shares of common stock. The entire one million stock repurchase program was completed in July at an average price of $9.08 per common share, or a total cost of approximately $9.1 million. We are continually evaluating uses of cash, including additional stock repurchases, dividends, and selective acquisitions to expand service offerings and strengthen our already broad geographic network."

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                                       3

      The Company reaffirmed its revenue guidance for the 2003 fiscal year in a range of $800 to $820 million, and raised its earnings guidance to a range of $0.69 to $0.74 per diluted share (versus the prior range of $0.67 to $0.73), which reflects the reduction in common shares outstanding following completion of the stock repurchase program, as well as seasonal softness in demand for home care services during the fiscal third quarter.

Non-GAAP Financial Measures

The information provided in the following tables includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

Conference Call and Web Cast Details

The Company will comment further on its second quarter 2003 results, as well as earnings and revenue guidance during its quarterly conference call and live web cast. The conference call and web cast will be held this morning, August 5, 2003, at 10:00 a.m. Eastern Daylight Time. To participate in the call from the United States or Canada, dial: (612) 326-0027. The web cast is an audio only, one-way event. Web cast listeners who wish to ask questions must participate in the conference call. To hear the web cast, log onto http://www.gentiva.com/investor/events.asp. This press release is also accessible at the same link, and a transcript of the conference call will be available on the site within 24 hours after the call.

About Gentiva Health Services

Gentiva Health Services (NASDAQ: GTIV) is the nation's largest home health services provider. Gentiva serves patients through more than 350 direct service delivery units and through CareCentrix(R), which manages home health care services for many major managed care organizations throughout the United States. The Company is a single source for skilled nursing; physical, occupational, speech and neuro-rehabilitation services; social work; nutrition; disease management education and help with daily living activities, as well as other therapies and services. The Company brings home health care services to approximately half a million patients each year. Gentiva's revenues are generated from commercial insurance, federal and state government programs and individual consumers. For more information, visit Gentiva's web site, www.gentiva.com.

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
       (in 000's, except per share data)                                   2nd Quarter                Six Months
                                                                        -----------------         -----------------
                                                                        2003         2002         2003         2002
                                                                        ----         ----         ----         ----
Statement of Operations
-----------------------
      Net revenues                                                   $ 208,446    $ 195,623    $ 410,462    $ 388,422
      Cost of services sold                                            138,822      138,892      272,072      268,078
                                                                     ----------------------    ----------------------
      Gross profit                                                      69,624       56,731      138,390      120,344
      Selling, general and administrative expenses                     (62,341)    (101,248)    (123,594)    (162,110)
      Depreciation and amortization                                     (1,730)      (1,814)      (3,475)      (3,741)
                                                                     ----------------------    ----------------------
      Operating income (loss)                                            5,553      (46,331)      11,321      (45,507)
      Interest income, net                                                 139          383          182          579
                                                                     ----------------------    ----------------------
      Income (loss) before income taxes from continuing operations       5,692      (45,948)      11,503      (44,928)
      Income tax expense (benefit)                                         445      (12,270)       1,055       14,664
                                                                     ----------------------    ----------------------
      Income (loss) from continuing operations                           5,247      (33,678)      10,448      (59,592)
      Discontinued operations, net of tax                                   --      184,953           --      192,141
                                                                     ----------------------    ----------------------
      Income before cumulative effect of accounting change               5,247      151,275       10,448      132,549
      Cumulative effect of accounting change, net of tax                    --           --           --     (190,468)
                                                                     ----------------------    ----------------------
      Net income (loss)                                              $   5,247    $ 151,275    $  10,448    $ (57,919)
                                                                     ======================    ======================
Earnings per Share
------------------
   Basic:
      Income (loss) from continuing operations                       $    0.20    $   (1.29)   $    0.39    $   (2.29)
      Discontinued operations, net of tax                                   --         7.08           --         7.39
      Cumulative effect of accounting change, net of tax                    --           --           --        (7.33)
                                                                     ----------------------    ----------------------
      Net income (loss)                                              $    0.20    $    5.79    $    0.39    $   (2.23)
                                                                     ======================    ======================
      Average shares outstanding                                        26,530       26,143       26,613       25,993
                                                                     ======================    ======================

   Diluted:
      Income (loss) from continuing operations                       $    0.19    $   (1.29)   $    0.38    $   (2.29)
      Discontinued operations, net of tax                                   --         7.08           --         7.39
      Cumulative effect of accounting change, net of tax                    --           --           --        (7.33)
                                                                     ----------------------    ----------------------
      Net income (loss)                                              $    0.19    $    5.79    $    0.38    $   (2.23)
                                                                     ======================    ======================
      Average shares outstanding                                        27,490       26,143       27,635       25,993
                                                                     ======================    ======================

 Balance Sheet
 -------------
    ASSETS                                                         Jun 29, 2003  Dec 29, 2002
    ------                                                         ------------  ------------
   Cash, cash equivalents and restricted cash                         $ 97,046     $101,241
   Short-term investments                                                4,900           --
   Net receivables                                                     133,039      125,078
   Prepaid expenses and other current assets                             8,973       10,534
                                                                     ----------------------
        Total current assets                                           243,958      236,853

   Fixed assets, net                                                    13,122       13,025
   Other assets                                                         15,554       14,553
                                                                     ----------------------
       Total assets                                                   $272,634     $264,431
                                                                     ======================

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
   Accounts payable                                                   $ 17,513     $ 16,865
   Payroll and related taxes                                            12,616       12,377
   Medicare liabilities                                                 12,212       11,880
   Cost of claims incurred but not reported                             31,079       27,899
   Obligations under insurance programs                                 37,950       37,829
   Other accrued expenses                                               27,120       25,664
                                                                     ----------------------
        Total current liabilities                                      138,490      132,514

   Other liabilities                                                    17,683       18,869
   Shareholders' equity                                                116,461      113,048
                                                                     ----------------------
        Total liabilities and shareholders' equity                    $272,634     $264,431
                                                                     ======================

   Common shares outstanding                                            25,928       26,385
                                                                     ======================

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                                       5

                                                                                    2nd Quarter             Six Months
                                                                                  ---------------        ----------------
                                                                                  2003       2002        2003        2002
                                                                                  ----       ----        ----        ----
Supplemental Information
------------------------
  Net Revenues:
  Medicare                                                                      $ 41,957   $ 40,526    $ 84,525   $ 82,694
  Medicaid and Other Government                                                   42,658     41,485      85,003     83,370
  Commercial Insurance and Other                                                 123,831    113,612     240,934    222,358
                                                                                -------------------    -------------------
    Total net revenues                                                          $208,446   $195,623    $410,462   $388,422
                                                                                ===================    ===================

A reconciliation of income (loss) from continuing operations, average diluted shares outstanding and diluted earnings per share between As Reported and Pro
Forma amounts follows (1):

  Income (loss) from Continuing Operations- As Reported                         $  5,247   $(33,678)   $ 10,448   $(59,592)
  Add: income tax expense (benefit) - As Reported (2)                                445    (12,270)      1,055     14,664
                                                                                -------------------    -------------------
  Income (loss) before income taxes from continuing operations                     5,692    (45,948)     11,503    (44,928)
  Add: restructuring and special charges (3)                                          --     46,056          --     46,056
                                                                                -------------------    -------------------
  Income before income taxes and restructuring and special
     charges from continuing operations                                            5,692        108      11,503      1,128
  Less: income tax expense - At assumed 39% rate                                   2,220         42       4,486        440
                                                                                -------------------    -------------------
  Income from Continuing Operations - Pro Forma                                 $  3,472   $     66    $  7,017   $    688
                                                                                ===================    ===================

  Average diluted shares outstanding - As Reported                                27,490     26,143      27,635     25,993
  Add: common stock equivalents (4)                                                   --      1,226          --      1,304
                                                                                -------------------    -------------------
  Average diluted shares outstanding - Pro Forma                                  27,490     27,369      27,635     27,297
                                                                                ===================    ===================

  Diluted Earnings per Share
  --------------------------
  Income (loss) from Continuing Operations - As Reported                        $   0.19   $  (1.29)   $   0.38   $  (2.29)
                                                                                ===================    ===================
  Income from Continuing Operations - Pro Forma                                 $   0.13   $   0.00    $   0.25   $   0.03
                                                                                ===================    ===================

Notes:

1) Although Income from Continuing Operations - Pro Forma is a non-GAAP financial measure, management believes that the presentation of income from continuing operations as calculated using an effective tax rate of 39% and excluding restructuring and special charges is a useful adjunct to Income (Loss) from Continuing Operations - As Reported under GAAP because it measures the Company's performance in a consistent manner between the results for the second quarter and first six months of fiscal 2003 and fiscal 2002. In addition, Income from Continuing Operations - Pro Forma facilitates comparison between Gentiva and other companies. Furthermore, due to the unusual historical relationship between income tax expense and income before income taxes from continuing operations as described in Note 2, the presentation of Income from Continuing Operations - Pro Forma incorporates an effective tax rate, which may be more representative of the Company's normalized rate. Management also believes that the restructuring and special charges recorded in the second quarter of fiscal 2002 should be excluded from Income from Continuing Operations - Pro Forma, as these costs represent non-recurring charges associated with business realignment activities related to the sale of the SPS business and other costs described in Note 3. For these reasons, management believes that Income from Continuing Operations - Pro Forma is useful to investors. Investors should not view Income from Continuing Operations - Pro Forma as an alternative to the GAAP measure of Income (Loss) from Continuing Operations.

2) For the second quarter and first six months of 2003, income tax expense approximated $0.4 million and $1.1 million, respectively, representing effective tax rates of 7.8% and 9.2%, respectively. The estimated income tax expense was comprised of state income and federal alternative minimum taxes. The effective tax rates were lower than the statutory tax rate due to the reversal of a portion of the valuation allowance relating to the realization of tax benefits associated with a net operating loss carry forward and other net deferred tax assets. During the first six months of 2002, income tax expense relating to continuing operations was $14.7 million. The estimated income tax expense includes a provision of $26.9 million that was recorded in the first quarter of fiscal 2002 to establish a valuation allowance against certain deferred tax assets that were recorded with the adoption of FAS No. 142 and the subsequent write-off of goodwill; the corresponding tax benefit for the same amount was recorded in the cumulative effect of accounting change line during the 2002 period.

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                                       6

3) Restructuring and special charges recorded by Gentiva during the second quarter and first six months of 2002 aggregated $46.1 million, of which $6.3 million was recorded in cost of services sold and $39.8 million was recorded in selling, general and administrative expenses. These charges consisted primarily of restructuring charges relating to severance and lease payments associated with the realignment and consolidation of business activities of $6.8 million; cash payments and related expenses in connection with the Company's tender offer to purchase and cancel outstanding stock options of $21.4 million; settlement costs of $7.7 million; a refinement of the estimation process associated with the Company's actuarially determined workers' compensation and professional liability insurance reserves of $6.3 million; and, asset writedowns and the write-off of deferred debt issuance costs associated with the terminated credit facility of $3.8 million.

4) The computations of diluted earnings per share for the Company's Income from Continuing Operations - Pro Forma for the second quarter and first six months of 2002 include the effect of an incremental 1,226,000 shares and 1,304,000 shares, respectively, that would be issuable upon the assumed exercise of stock options under the treasury stock method. For purposes of the computation of diluted earnings (loss) per share for the Company's Income (Loss) from Continuing Operations - As Reported for 2002, these incremental shares were excluded, since their inclusion would be antidilutive on earnings.

Forward-Looking Statement

Certain statements contained in this news release, including, without limitation, statements containing the words "believes," "anticipates," "intends," "expects" and similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon the Company's current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions; demographic changes; changes in, or failure to comply with, existing governmental regulations; legislative proposals for health care reform; changes in Medicare and Medicaid reimbursement levels; effects of competition in the markets the Company operates in; liability and other claims asserted against the Company; ability to attract and retain qualified personnel; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payor sources; ability of customers to pay for services; a material shift in utilization within capitated agreements; and changes in estimates and judgments associated with critical accounting policies. For a detailed discussion of these and other factors that could cause actual results to differ from those contained in this news release, please refer to the Company's various filings with the Securities and Exchange Commission (SEC), including the "risk factors" section contained in the Company's annual report on Form 10-K for the year ended December 29, 2002.

                                       ###